EXHIBIT 99.1

Section 10.1 of the Company’s Bylaws, as amended

ARTICLE X
CERTIFICATES FOR SHARES

10.1           Certificated and Uncertificated Shares.  Shares of capital stock of the corporation may, but shall not be required to, be issued in certificated form.  If such shares are certificated, such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary, of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.  The signatures of the President or Vice President and Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issuance.  If the corporation is authorized to issues shares of more than one class of shares or series, (i) there shall be set forth conspicuously upon the face or back of the certificate a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, preferences, limitations, and relative rights of subsequent series or (ii) there shall be a conspicuous statement on the face or back of the certificate that (a) such a statement is set forth in the corporation’s Articles of Incorporation on file with the Secretary of State of the State of Texas and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office.  Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and the class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.  No shares of capital stock shall be issued until the consideration has been fully paid.